Exhibit 23(i)

Board of Directors

WWA Group, Inc.

Tempe, AZ

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 22, 2007, on the financial statements of WWA Group, Inc. as of December 31, 2006 and 2005 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.

Spokane, Washington

December 21, 2007

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